                             SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT (this "Agreement") is made as of July 20, 2001, by and between Specialty Acquisition Corp., a Delaware corporation ("Acquisition Corp."), and the Person named on the signature page hereto (the "Stockholder").

     WHEREAS, the Stockholder is a stockholder of Specialty Catalog Corp., a Delaware corporation (the "Company"), and one of several Persons who are or will be investors of Specialty Acquisition Corp.;

     WHEREAS, the Company has entered into an Agreement and Plan of Recapitalization and Merger with Acquisition Corp., dated as of May 4, 2001, as amended from time to time in accordance with its terms (the "Merger Agreement"), pursuant to which Acquisition Corp. shall be merged with and into the Company (the "Acquisition"), in accordance with the terms and conditions of the Merger Agreement and the relevant provisions of the DGCL (as defined in the Merger Agreement), and the surviving corporation shall be the Company;

     WHEREAS, prior to the consummation of the transactions contemplated by this Agreement and the Merger Agreement, the Stockholder is the record and beneficial owner of the number of shares of the Company's common stock, par value $0.01 per share (the "Shares"), set forth opposite its name on the Schedule I attached hereto;

     WHEREAS, on the terms and subject to the conditions hereof the Stockholders also desire to contribute some or all of their Shares in exchange for shares of common stock of Acquisition Corp. and to purchase shares of common stock of Acquisition Corp. (the "Acquisition Corp. Shares"), in the amounts set forth on
Schedule I and Schedule II attached hereto.

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

     1. Definitions.

     1.1 Acquisition. The term "Acquisition" shall have the meaning set forth in the preface.

     1.2 Agreement. The term "Agreement" shall have the meaning set forth in the preface.

     1.3 Closing. The "Closing" for the contribution of Shares in exchange for Acquisition Corp. Shares hereunder and the purchase of Acquisition Corp. Shares shall occur immediately prior to or in connection with the consummation of the Acquisition.

     1.4 Closing Date. The term "Closing Date" shall mean the date on which the Closing occurs.

     1.5 Company. The term "Company" shall have the meaning set forth in the preface.

     1.6 Contributed Shares. The term Contributed Shares shall have the meaning set forth in Section 2.1.

     1.7 Merger Agreement. The term "Merger Agreement" shall have the meaning set forth in the preface.

     1.9 Permitted Transferee. The term "Permitted Transferee" shall have the meaning set forth in the Stockholders Agreement (as hereinafter defined).

     1.10 Person. The term "Person" shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

     1.11 Purchased Shares. The term Purchased Shares shall have the meaning set forth in Section 2.2.

     1.15 Shares. The term "Shares" shall have the meaning set forth in the preface.

     1.12 Shares Purchase Price. The term Share Purchase Price shall have the meaning set forth in Section 2.2.

     1.13 Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

     1.8 Stockholder. The term "Stockholder" shall have the meaning set forth in the preface.

     1.14 Stockholders Agreement. The term "Stockholders Agreement" shall mean the Stockholders Agreement dated as of May 4, 2001 among Acquisition Corp. and its stockholders, as it may be amended or supplemented thereafter from time to time.

     1.16 Subscription Agreements. The term "Subscription Agreements" shall have the meaning set forth in the Stockholders Agreement.

     1.17 Transaction Documents. The term "Transaction Documents" means, collectively, (i) each of the Subscription Agreements executed on or about the date hereof by the stockholders of the Company, (ii) the Stockholders Agreement, and (iii) each of the other agreements, documents and instruments executed in connection with the Merger Agreement and the transactions contemplated thereby.

     2. Acquisition of Acquisition Corp. Shares.


     2.1 Contribution of Shares. Pursuant to the terms and subject to the conditions set forth in this Agreement, at the Closing, the Stockholder hereby agrees to contribute to Acquisition Corp. the number of Shares indicated opposite the Stockholder's name on Schedule I attached hereto (the "Contributed Shares"), and Acquisition Corp. hereby agrees to receive such contribution in exchange for the number of Acquisition Corp. Shares indicated opposite the Stockholder's name on Schedule I.

     2.2 Purchase and Sale of the Acquisition Corp. Shares. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Acquisition Corp. shall sell, assign, transfer and convey to the Stockholder, and the Stockholder shall purchase and acquire from Acquisition Corp., such number of Acquisition Corp. Shares as specified on Schedule II (the "Purchased Shares") against payment at the Closing of an aggregate amount equal to the Share Purchase Price (as defined below) by wire transfer of immediately available funds to an account specified by Acquisition Corp. in a written notice to the Stockholder prior to the Closing Date. The aggregate purchase price for the Purchased Shares (the "Share Purchase Price") is set forth on
Schedule II.

     2.3 Closing Events. At the Closing,

          (i) the Stockholder shall deliver to Acquisition Corp. the number of Contributed Shares indicated opposite the Stockholder's name on Schedule I; provided that contribution to Acquisition Corp. of the Contributed Shares shall be evidenced by the delivery by the Stockholder to Acquisition Corp. of stock certificates representing such Contributed Shares duly endorsed for transfer or accompanied by duly executed stock powers or forms of assignment; and

          (ii) Acquisition Corp. shall deliver to the Stockholder stock certificates representing the Purchased Shares duly endorsed for transfer or accompanied by duly executed stock powers or forms of assignment, except that up to 15,000 Purchased Shares may be issued and delivered directly to one employee of the Stockholder or an affiliate thereof who agrees in writing to be bound by the terms and provisions of the Stockholders Agreement; and

          (iii) Stockholder shall deliver to Acquisition Corp. the amount of the Share Purchase Price by wire transfer of immediately available funds to an account designated by the Acquisition Corp. in writing to Stockholder prior to the Closing.

     3. Representations and Warranties.

     3.1 Stock Purchase Representations of the Stockholder. The Stockholder represents and warrants to Acquisition Corp. that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement, with respect to itself:

          (a) Power and Authority. The Stockholder has full power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Stockholder, enforceable in accordance with its terms and conditions. The Stockholder does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (b) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Stockholder is subject or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Stockholder is a party or by which it is bound or to which any of its assets is subject.

          (c) Capital Stock. The Stockholder holds of record and owns beneficially the number of Shares set forth next to its name on Schedule I, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Stockholder is a party to any option, warrant, purchase right, or other contract or commitment that could require any such Stockholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement).

     3.2 Acquisition Corp. Shares Unregistered. The Stockholder acknowledges and represents that the Stockholder has been advised by Acquisition Corp. that:

          (a) the offer and sale of the Acquisition Corp. Shares have not been registered under the Securities Act;

          (b) the Stockholder must continue to bear the economic risk of the investment in the Acquisition Corp. Shares unless the offer and sale of such Acquisition Corp. Shares complies with the provisions and restrictions contained in the Stockholders Agreement and are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

          (c) there is no established market for the Acquisition Corp. Shares and it is not anticipated that there will be any public market for the Acquisition Corp. Shares in the foreseeable future;

          (d) a restrictive legend in the form set forth below and the legends set forth in the Stockholders Agreement shall, upon the request of Acquisition Corp., be placed on the certificates representing the Acquisition Corp. Shares:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND OTHER PROVISIONS SET FORTH IN A SUBSCRIPTION AGREEMENT BETWEEN ACQUISTION CORP. AND __________ DATED AS OF ____________ __, 2001, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE PRINCIPAL PLACE OF BUSINESS OF SC ACQUISITION CORP. WITHOUT CHARGE"; and

          (e) a notation shall be made in the appropriate records of Acquisition Corp. indicating that the Acquisition Corp. Shares are subject to restrictions on transfer and, if Acquisition Corp. should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Acquisition Corp. Shares.

          (f) the transfer of Acquisition Corp. Shares shall be restricted pursuant to the provisions of the Stockholders Agreement.

     3.3 Additional Investment Representations. The Stockholder represents and warrants that:

          (a) such Stockholder's financial situation is such that such Stockholder can afford to bear the economic risk of holding the Acquisition Corp. Shares for an indefinite period of time, has adequate means for providing for such Stockholder's current needs and personal contingencies, and can afford to suffer a complete loss of such Stockholder's investment in the Acquisition Corp. Shares;

          (b) such Stockholder's knowledge and experience in financial and business matters is such that such Stockholder is capable of evaluating the merits and risks of the investment in the Acquisition Corp. Shares;

          (c) such Stockholder understands that the Acquisition Corp. Shares involve a high degree of risk of loss of such Stockholder's investment therein, there are substantial restrictions on the transferability of the Acquisition Corp. Shares and, following the Closing Date, there will be no public market for the Acquisition Corp. Shares and, accordingly, it may not be possible for such Stockholder to liquidate its investment in case of emergency, if at all;

          (d) such Stockholder understands and has taken cognizance of all the risk factors related to the purchase of the Acquisition Corp. Shares and, other than as set forth in this Agreement, no representations or warranties have been made to such Stockholder or its representatives concerning the Acquisition Corp. Shares or Acquisition Corp. or their prospects or other matters;

          (e) the Stockholder has been given the opportunity to ask questions of, and to receive answers from, Acquisition Corp. and its representatives concerning Acquisition Corp. and its subsidiaries, the Acquisition, the Stockholders Agreement, Acquisition Corp. organizational documents and the terms and conditions of the purchase of the Acquisition Corp. Shares and to obtain any additional information which the such Stockholder deems necessary;

          (f) all information which such Stockholder has provided to Acquisition Corp. and Acquisition Corp.'s representatives concerning such Stockholder and such Stockholder's financial position is complete and correct as of the date of this Agreement; and

          (g) such Stockholder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

     3.4 Representations of Acquisition Corp. Acquisition Corp. represents to the Stockholders that the statements contained in this Section 3.4 are correct and complete as of the date of this Agreement:

          (a) Organization and Power. Acquisition Corp. is a corporation validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder.

          (b) Authorization. The execution, delivery and performance of this Agreement by Acquisition Corp. and the consummation of the transactions contemplated hereby by Acquisition Corp. have been duly and validly authorized by all requisite corporate action on the part of Acquisition Corp., and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Acquisition Corp., and this Agreement constitutes a valid and binding obligation of Acquisition Corp., enforceable in accordance with its terms and conditions. Acquisition Corp. need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Acquisition Corp. is subject or any provision of its charter or bylaws or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Acquisition Corp. is a party or by which it is bound or to which any of its assets is subject.

          (d) Investment. Acquisition Corp. is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.



     4. Restrictions; Voting Agreement and Stockholders Agreement.


     4.1 Restrictions. The Stockholder agrees that it shall not, except as contemplated by the terms of this Agreement or the Stockholders Agreement, (i) sell, transfer (with or without consideration), pledge or otherwise encumber, assign or otherwise dispose of, or enter into any contract, agreement, option or other arrangement or understanding with respect to the sale, transfer (with or without consideration), pledge, assignment or other disposition of, the Contributed Shares to any person other than to a Permitted Transferee, (ii) enter into any voting arrangement, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Contributed Shares, except as contemplated by the Merger Agreement, the Stockholder Agreement and this Agreement, (iii) take any other action that would in any way restrict, limit, hinder or interfere with the performance by the Stockholder of the obligations hereunder or the transactions contemplated hereby, or in any way restrict, limit, hinder or interfere with consummation of the transactions contemplated by the Merger Agreement (including the Merger).

     4.2 Voting Agreement. The Stockholder hereby agrees to vote all Shares that such Stockholder is entitled to vote at the time of any vote to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof (or by written consent in lieu of a meeting), at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company. The Stockholder hereby agrees that it will not vote (or give a written consent with respect to) any Shares in favor of the approval of any (i) Acquisition Proposal (as defined in the Merger Agreement), (ii) reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement, or (iv) other matter relating to, or in connection with, any of the foregoing matters.

     4.3 Termination of Certain Restrictions. The restrictions contained in Sections 4.1 and 4.2 above shall terminate immediately upon the Closing.

     4.4 Bound by Provisions of the Stockholders Agreement. The Stockholder hereby agrees that Stockholder has received and read a copy of the Stockholders Agreement. The Stockholder further agrees that by signing this Agreement and accepting the Shares, the Stockholder, as a holder of the Shares, and the Stockholder's successors and transferees, will become parties to the Stockholders Agreement and will be bound by the terms and provisions of the Stockholders Agreement applicable to such Shares, in accordance with Section 2 thereof, including without limitation, provisions applicable to any sale or other disposition of the Shares.

Furthermore, the Stockholder agrees that the Shares are subject to the Stockholders Agreement and that this provision will be deemed the Transfer Agreement (as defined in the Stockholders Agreement).

     5. Miscellaneous.


     5.1 Transfers to Permitted Transferees. Prior to the transfer of Shares to a Permitted Transferee (other than a transfer in connection with or subsequent to a Sale of the Company), each transferring Stockholder shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person's undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Shares transferred to such Person will continue to be Shares for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Shares or Acquisition Corp. Shares in violation of any provision of this Agreement or the Stockholders Agreement shall be void.

     5.2 Recapitalizations, Exchanges, Etc., Affecting Acquisition Corp. Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Acquisition Corp. Shares, to any and all securities of Acquisition Corp. or any successor or assign of Acquisition Corp. (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Acquisition Corp. Shares, by reason of any dividend payable in Acquisition Corp. Shares, issuance of Acquisition Corp. Shares, combination, recapitalization, reclassification, merger, consolidation or otherwise.

     5.3 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assign.

     5.4 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

     5.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

     5.6 Jurisdiction. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York, and each of Acquisition Corp. and the Stockholder hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the Stockholder and Acquisition Corp. hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

     5.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and five days after deposit in the Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

          (a) If to Acquisition Corp.:

                    Mr. Guy Naggar
                    c/o Kane Kessler, P.C.
                    1350 Avenue of the Americas
                    26th Floor
                    New York, NY 10019
                    Attention: Jeffrey S.Tullman, Esq.
                    Telecopier: (212) 245-3009


          (b) If to the Stockholder, to the address shown beneath such Stockholder's name on the signature page attached hereto with copies to:

     5.8 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, other than the Stockholders Agreement. In the event of a conflict between the terms and conditions of this Agreement and the Stockholders Agreement, the terms and conditions of the Stockholders Agreement shall govern.

     5.9 Injunctive Relief. The Stockholder and its Permitted Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause Acquisition Corp. irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that Acquisition Corp. shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

     5.10 Rights Cumulative; Waiver. The rights and remedies of the Stockholder and Acquisition Corp. under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

     5.11 Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages), and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first above written.


                                      SPECIALTY ACQUISITION CORP.



                                      By: /s/ Guy Naggar
                                         -------------------------------
                                           Name:  Guy Naggar
                                           Title: President


                                      STOCKHOLDER

                                      Alexander Enterprise Holding Corp.



                                      By: /s/ Jared Bluestein
                                         -------------------------------
                                           Name:   Jared Bluestein
                                           Title:  Director
                                           Address:   801 Brickell Avenue.,
                                                      Suite 2580
                                                      Miami, FL 33131

                                   SCHEDULE I
                              Contribution Schedule


--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                                                                 Number of
                                                   Number of Company                Number of                   Acquisition
Stockholder                                          Shares Owned              Contributed Shares              Corp. Shares
-----------                                          ------------              ------------------              ------------
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
Alexander Enterprise Holdings Corp.                               279,700                      279,700                  279,667 (1)
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
Guy Naggar                                                        401,677                      401,667                  401,645 (2)
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
First Global Holdings Limited                                     244,655                      244,655                  244,642 (3)
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
Oracle Investments and Holdings Limited                           244,656                      244,656                  244,643 (3)
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
Ionic Holdings LDC                                                244,655                      244,655                  244,642 (3)
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
Three Greens Holdings Limited                                      98,376                       98,376                   98,370 (4)
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
Martin Franklin                                                   348,188                      109,892                      109,892
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
The David Cicurel Settlement                                       40,111                       12,659                       12,659
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
LEG Partners III SBIC, L.P.                                       602,689                      190,215                      190,215
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
Wynnefield Partners Small Cap Value, L.P.                         206,549                       65,190                       65,190
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
Wynnefield Partners Small Cap Value, L.P. I                       248,050                       78,287                       78,287
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------
Wynnefield Partners Small Cap Value                               104,008                       32,826                       32,826
Offshore Fund, Ltd.
--------------------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) Pursuant to the Stockholders Agreement, Alexander Enterprise Holdings Corp. holds an additional 33 shares of common stock of Acquisition Corp.
(2) Pursuant to the Stockholders Agreement, Guy Naggar holds an additional 22 shares of common stock of Acquisition Corp.
(3) Pursuant to the Stockholders Agreement, each of First Global Holdings Limited, Oracle Investments and Holdings Limited, and Ionic Holdings LDC hold an additional 13 shares of common stock of Acquisition Corp.
(4) Pursuant to the Stockholders Agreement, Three Greens Holdings Limited holds an additional 6 shares of common stock of Acquisition Corp.

                                   SCHEDULE II



                                                Number of acquired
Stockholder                                      Purchased Shares                    Share Purchase Price
-----------                                      ----------------                    --------------------
Alexander Enterprise Holding Corp.                     392,934                            $1,473,501